AMENDMENT NO. 1

TO

SHARE PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 is made and entered into by and among TPG Improv Holdings, L.P., a Delaware limited partnership (the “Purchaser”) and Amneal Holdings, LLC, a Delaware limited liability company (the “Seller”), as of May 3, 2018 (this “Amendment”) and amends that certain Share Purchase Agreement dated as of October 17, 2017 by and among the Purchaser, Seller and other purchasers set forth in Schedule A thereto (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”). Terms that are capitalized herein but not defined herein shall have the meaning ascribed to them in the Purchase Agreement.

WHEREAS, Section 9.05(b)(i) of the Purchase Agreement provides that the Purchase Agreement may be amended prior to the Closing if such amendment is signed by the parties affected by such amendment; and

WHEREAS, each of Purchaser and Seller, desiring to amend the Purchase Agreement pursuant to Section 9.05(b)(i) thereof, has duly authorized this Amendment.

NOW, THEREFORE, in accordance with the terms and conditions of the Purchase Agreement, the Purchase Agreement shall be amended as follows, effective as of the date hereof:

1.	Amendment.
1.1	Schedule A of the Purchase Agreement is amended and restated in its entirety and shall read as attached hereto as Exhibit A.
2.	Effect of Amendment. Except as specifically set forth in this Amendment, all of the terms, representations, warranties, covenants and conditions of the Purchase Agreement shall remain unmodified and unwaived by the terms of this Amendment, and shall remain in full force and effect in accordance with their respective terms, and are hereby ratified, approved and confirmed in all respects. This Amendment shall not constitute any party’s consent or indicate its willingness to consent to any other amendment, modification or waiver of the Purchase Agreement or any instruments or agreements referred to herein or therein.

3.	Miscellaneous. Sections 9.02 (Interpretation), 9.05 (No Waiver: Modifications in Writing), 9.06 (Binding Effect), 9.10 (Entire Agreement), 9.11 (Governing Law: Submission to Jurisdiction), 9.12 (Waiver of Jury Trial), 9.15 (Assignment; No Third-Party Beneficiaries) and 9.16 (Execution in Counterparts) of the Purchase Agreement are all incorporated herein by reference, mutatis mutandis, as if set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

SELLER

AMNEAL HOLDINGS, LLC

By:   /s/ Chirag Patel

Name: Chirag Patel

Title: Co-Chairman and CEO

PURCHASER

TPG IMPROV HOLDINGS, L.P.

By: TPG GenPar VII, L.P., its general partner

By: TPG GenPar VII Advisors, LLC, its general partner

By:   /s/ Michael LaGatta

Name: Michael LaGatta

Title: Vice President